Exhibit 10.6

English Translation

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into on December 31, 2013 by and between the following parties in Zhuji, Zhejiang Province:

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

Residential Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Legal Representative: Feng Hailiang

Party B: Zhejiang Hailiang Education Investment Co., Ltd.

Residential Address: Room 505 Hailiang Business Hotel, Diankou Town, Zhuji City, Zhejiang

Legal Representative: Feng Hailiang

Party B’s Affiliates: refer to the entities invested or controlled by Party B, including but not limited to the companies, schools or other entities of which Party B directly or indirectly holds more than 50% equities (please refer to Annex I for more details).

Party C (Shareholder of Party B): Feng Hailiang

Identity Card No.:

Residential Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang

WHEREAS

1.	Party A, a wholly foreign owned enterprise established and validly existing in accordance with the laws of the PRC, principally engages in education management and consulting services, development of educational software and electronic product, enterprise management consulting; laboratory leasing, education logistics management services;

2.	Party B, a wholly natural person owned enterprise registered and validly existing in accordance with the laws of the PRC, principally engages in educational investment and in other relevant business through its affiliates;

3.	Party C is the shareholder of Party B and holds 100% equities of Party B.

For the purpose that Party A provides Party B and its affiliates with educational consulting, technical and logistics support, this Agreement is hereby made and entered into as follows by the parties hereto after consultation:

1. SERVICE

1.1	The parties hereto agree to cooperate with each other in business operation in accordance with the terms and conditions as agreed herein. Party B and Party C shall irrevocably retain Party A to provide Party B and its affiliates with services including exclusive education consulting, technical and logistics support (refer to Annex II for details). The contents of Annex II is the service scope determined in accordance with the actual requirements of Party B and its affiliates after negotiation between Party B, its affiliates and Party A.

1.2	Party A agrees to provide the services as mentioned in Annex II and provide the services of education consulting, technical and logistics support in accordance with this Agreement.

1.3	Party B, its affiliates and Party C agree, during the term of this Agreement, without the prior written approval of Party A, not to directly or indirectly accept any equivalent or similar services from any third party, or establish any similar business cooperation with any third party.

1.4	Party C agrees to procure Party B and its affiliates to perform their obligations, warranties and undertakings hereunder within the term hereof.

1.5	Party A undertakes that the service items comply with the Education Law and other relevant laws and regulations.

2. SERVICE FEES AND FEE ARRANGEMENT

2.1	In consideration of all the services set out in Annex II which are to be provided by Party A to Party B and its affiliates pursuant to the terms and conditions hereof, Party B, its affiliates and Party C agree to pay Party A the service fees at a fair price. When calculating the service fees, the following factors shall be considered: (1) the difficulty and the complexity of the service; (2) all human resources, materials, financial resources and time contributed by Party A to the service; (3) the types, contents and commercial value of the service; (4) the market value of other similar service.

2.2	Specific way of fees calculation: Party B and its affiliates agree to pay Party A the services fees on an annual basis. The specific amount of service fees shall be based on the gross annual income of Party B and its affiliates and withdrawn by a certain proportion (“Accruing Proportion”). The calculation of such Accruing Proportion shall be determined at Party A’s discretion based on the factors listed in Article 2.1. Party A may adjust the Accruing Proportion based on the actual consulting services provided. Party B and its affiliates shall pay the service fees pursuant to the Accruing Proportion adjusted or indicated by Party A. The ceiling of the service fees is the net income of Party B and its affiliates after deduction of necessary costs and mandatory development reserve funds prior to the payment of such service fees.

2.3	Way of Payment: Party A shall provide Party B and its affiliates respectively with the bill and invoice of of due fees and other detailed information of the services provided. Within 10 working days after receiving the bill, Party B and its affiliates shall respectively pay their share of services fees to the bank account designated by Party A, and fax the transfer voucher or mail the scanning copy to Party A.

2.4	Party A has the discretion to determine the service fees; this right is only enjoyed by Party A.

2.5	All parties hereto shall perform the obligations of paying taxes pursuant to current effective and applicable PRC taxation laws, regulations and normative documents.

3. WARRANTIES AND UNDERTAKINGS OF PARTY B AND PARTY C

3.1	Party B warrants to Party A that it is an enterprise legal person duly incorporated and validly existing and legally has business license and all other necessary certificates for the operation of business; Party B’s affiliates set out in Annex I are duly incorporated and validly existing privately owned non-enterprise legal person and has all necessary legal licenses and approvals for the operation of business, such as the Registration Certificate for Privately Owned Non-Enterprise Legal Person, Permit for Operating School, Tax Registration Certificate, and have not violated any PRC laws and regulations since establishment.

3.2	Party C agrees to procure Party B and its affiliates to perform the undertakings and warranties hereunder.

4. NO ACTS OF PARTY B AND PARTY C

Party B and Party C hereby confirm and agree that, unless otherwise permitted in written form by Party A in advance, Party B and its affiliates shall not conduct any transactions which may influence its assets, businesses, employees, rights and obligations and operation mode, including but not limited to the following contents:

4.1 Conducting any businesses beyond the qualifications or business as stipulated hereby;

4.2 Borrowing from any third party or assuming any debts;

4.3	Selling, swapping or otherwise disposing of any material assets or rights to any third party, including but not limited to any intellectual property right;

4.4	Providing guarantee with its assets or intellectual property rights or otherwise to any third party, or creating any other encumbrances on Party B’s assets;

4.5 Amending Party B’s articles of associations or changing Party B’s business scope or principal business;

4.6 Assigning rights and obligations hereunder to any third party;

4.7 Transferring equity rights to any third party or changing Party B’s equity structure;

4.8 Liquidating or dissolving Party B and its affiliates;

4.9	Making major adjustments to Party B’s business operation mode, marketing strategy, operation guidelines or determination of student sources;

4.10 Distributing dividends to Party C.

During the term of this Agreement, Party C abandons the right to obtain dividends from Party B.

5. TITLE OF INTERESTS, RIGHTS AND INTELLECTUAL PROPERTY RIGHTS

Any rights, titles, interests and intellectual property rights arising out of the performance hereof or the provision of services, including but not limited to copyrights, patents, technical secrets, business secrets, websites, brands (for example “Hailiang”) and other intellectual property rights, whether independently developed by Party A or developed by Parry B and its affiliates on the basis of Party A’s intellectual property rights or developed by Party A on the basis of Party B and its affiliates’ intellectual property rights, Party A has an exclusive title and interests. Party A shall permit Party B and its affiliates to use the aforesaid intellectual property rights (including but not limited to software products independently developed by Party A).

However, if the development is made by Party A on the basis of Party B’s or its affiliates’ intellectual property rights, Party B shall ensure that such intellectual property rights have no defects. Any losses caused to Party A shall be assumed by Party B. If Party A undertakes compensation liabilities to any third party arising therefrom, Party A is entitled to claim compensations against Party B for all its losses after making the said compensations to the third party. Nevertheless, related compensation liabilities shall not influence the payment of service fee made by Party A stipulated in Article 7.1 hereof.

6. MODIFICATION AND ALTERATION

6.1	Any modification or change hereto shall be effective upon the execution of written agreements by all parties hereto. Any modification agreement or supplementary agreement hereto duly signed by all parties shall be an integral part hereto and have the same legal binding effect as this Agreement.

6.2	Party B and Party C may increase the number of the affiliates on Annex I upon the written agreement of all parties, and guarantee and procure that the new affiliates will comply with the stipulations hereof.

6.3	Party B shall not modify, change or terminate this Agreement unless duly approved by Party A’s ultimate shareholders.

7. LIABILITY FOR BREACH

Either party’s violation of the stipulations hereof, nonperformance of the obligations hereof, or making incorrect or false instructions or warranties shall be deemed as the breach hereof. The default party shall bear the losses therefrom of other parties and undertake the liquidated damages if otherwise agreed by the parties.

8. DISPUTE RESOLUTION

8.1	Any dispute arising out of interpretation and performance hereof shall be settled through friendly negotiation by parties hereto. If parties hereto fail to settle the said dispute through friendly negotiation, any party may file the said dispute with China International Economic and Trade Arbitration Commission for arbitration pursuant to valid arbitration rules. The place of arbitration is Shanghai and arbitration language is Chinese. The arbitral award is final and binding on all parties hereto.

8.2	Apart from issues in dispute, all parties shall perform their respective obligations pursuant to the stipulations hereof in good faith.

9. APPLICABLE LAW

The execution, validity, performance, interpretation and dispute resolution of this Agreement, its attached agreements and relevant annexes shall be subject to the laws of the People’s Republic of China.

10. CONFIDENTIALITY

10.1	All parties hereto agree to take every effort and reasonable measures to keep the confidential data and information (hereinafter referred to as “confidential information”) known by and available to them secret. One party shall not disclose, send or transfer the confidential information to any third party without prior written consent of the confidential information provider. All parties hereto shall, upon the termination hereof, return any and all the documents, materials or software with confidential information to the original owner or the provider, or destroy them after being approved by the original owner or the provider, including delete any confidential information from any memorable equipments and the confidential information shall not be used any more. Necessary measures shall be taken by all parties to disclose the confidential information to the necessary people including the company staff, agent or professional consultant, who shall be subject to the confidentiality obligations hereunder. All parties and the staff, agent or professional consultant thereof shall sign and comply with the confidentiality agreement.

10.2	The said restriction is not applicable to:

10.2.1	Materials having been generally available to the public prior to the disclosure;

10.2.2	It is proved by the contract that information which has been obtained prior to the disclosure and not directly obtained from a third party;

10.2.3	Pursuant to the related laws and regulations, a disclosure shall be made to any government authorities, stock regulatory administration and exchanges, or to legal advisors and financial consultants retained by the parties due to normal business needs.

10.3	All parties hereto agree that this clause shall remain in force and effect despite the modification, termination or revocation of this Agreement.

11. NOTICE

All notice sent for the purpose of performance of each party’s obligations under this Agreement shall be made in writing and be sent out by personal delivery, registered letter, pre-paid post, approved express service or image fax to the address of relevant party or parties.

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Fax: 0575-87062008

Telephone: 0575-87063555

Attention: Hu Jun

Party B: Zhejiang Hailiang Education Investment Co., Ltd.

Address: Room 505 Hailiang Business Hotel, Diankou Town, Zhuji City, Zhejiang

Fax: 0575-87069031

Telephone: 0575-88797955

Attention: Qian Zhiqiang

Party C: Feng Hailiang

Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang

Fax: 0575-87069027

Telephone: 0575-87069027

12. EFFECTIVENESS AND TERM

12.1 This Agreement shall be executed by the parties and become effective on the first date set out above.

12.2 During the term of this Agreement, this Agreement may not be early terminated by Party B, its affiliates and Party C, or early terminated by Party A without any cause.

12.3 Each party herein confirms that this Agreement is a fair and reasonable contract mutually and equally made among all the parties. Should any articles or stipulations hereof are deemed to be illegal or unenforceable pursuant to any applicable law, such articles or stipulations shall be deemed deleted from this Agreement and ineffective. Nevertheless, the rest of this Agreement shall remain effective and this Agreement is deemed not including the foresaid articles ab initio. Each party shall replace the article deemed to be deleted with a mutually acceptable, legal and effective article through negotiation.

13. MISCELLANEOUS

13.1	Any failure to perform any right or power hereunder shall not be deemed as a waiver of the said right or power. Any individually or partial exercising of any right or power shall not exclude the exercising of any other right or power.

13.2	Party C undertakes that, no matter what change is made to the equity percentage of Party B held by Party C, the stipulations hereunder shall have legal binding force on Party C. The stipulations hereunder shall apply to all the equity interests of Party B held by Party C.

13.3	The annexes hereto shall be an integral part of this Agreement and are of the same legal binding force as this Agreement.

13.4	This Agreement shall be made in eight counterparts, with Party A holding one copy, Party B holding three copies, Party C holding one copy and each of Party B’s affiliates holding one copy.

Annexes:

Annex I: LIST OF PARTY B’S AFFILIATES

Annex II: CONTENTS OF CONSULTING, TECHNICAL AND LOGISTICS SUPPORT

Annex I: LIST OF PARTY B’S AFFILIATES

1. Zhuji Hailiang Foreign Language School

2. Zhuji Private High School

3. Tianma Experimental School

Annex II: CONTENTS OF CONSULTING, TECHNICAL AND LOGISTICS SUPPORT

1. Providing the curriculum design and courseware development;

2. Designing, maintaining and improving the system of student enrollment;

3. Providing trainings, advice and teaching staff management consultation for teachers;

4. Providing training, advice and enterprise management consultation for staff;

5. Providing the leasing and maintenance service of computers, teaching equipment or servers.

6. Providing the office and teaching network maintaining and safeguarding service;

7. Providing the service of designing, developing and maintaining online office and study platform;

8. Providing the service of designing, developing and maintaining online payment system;

9. Providing the market investigations and research service;

10. Providing the mid-and-long-term market development plan service;

11. Providing the business development and market development consultation service;

12. Providing the internet service for source of students;

13. Providing the development and research service of business management knacks;

14. Providing service of public relations;

15. Providing the staff arrangement and employment service;

16. Other services required by Party B and its affiliates.

THIS PAGE IS THE SIGNATURE PAGE TO THE EQUITY PLEDGE AGREEMENT. THE PARTIES HEREBY SIGN AND CONFIRM AS FOLLOWS:

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

(Seal) Seal of Zhejiang Hailiang Education Consulting and Services Co., Ltd. Affixed

Legal Representative: /s/ Feng Hailiang

Date: December 31, 2013

Party B: Zhejiang Hailiang Education Investment Co., Ltd.

(Seal) Seal of Zhejiang Hailiang Education Investment Co., Ltd. Affixed

Legal Representative: /s/ Feng Hailiang

Date: December 31, 2013

Party B’s Affiliates:

Zhuji Hailiang Foreign Language School

Seal of Zhuji Hailiang Foreign Language School Affixed

Date: December 31, 2013

Zhuji Private High School

Seal of Zhuji Private High School Affixed

Date: December 31, 2013

Tianma Experimental School

Seal of Tianma Experimental School Affixed

Date: December 31, 2013

Party C (Shareholder of Party B): /s/ Feng Hailiang

Date: December 31, 2013